UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2025

IO BIOTECH, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-41008	87-0909276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ole Maaløes Vej 3

DK-2200 Copenhagen N

Denmark

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +45 7070 2980

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IOBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On September 25, 2025, the Board of Directors of IO Biotech, Inc. (the “Company”) approved a restructuring and workforce reduction plan (the “Plan”) to conserve capital to align the Company’s operations with its primary focus of advancing development of Cylembio® (imsapepimut and etimupepimut, adjuvanted). The Plan is expected to result in a reduction of approximately 50% of the Company’s workforce globally.

In connection with the implementation of the Plan, the Company expects to incur one-time charges and cash expenditures in a range of approximately $1.0 million to $1.5 million, primarily related to employee wages and severance payments, healthcare continuation, earned vacation time and related termination costs.. The Company expects to incur these charges primarily during the third quarter of 2025 and payment of these charges is expected to be completed by the fourth quarter of 2025.

The actual timing and amount of these charges may differ from the Company’s current estimates due to a variety of factors, including the finalization of severance terms, jurisdiction-specific legal requirements, and the pace of transition activities. The Company may also incur additional non-material charges in future periods related to the Plan.

Item 7.01.	Regulation FD Disclosure.

On September 29, 2025, the Company issued a press release (the “Press Release”) announcing the Plan and providing an update following the Company’s meeting with the U.S. Food and Drug Administration (the “FDA”).

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01 of this Current Report on Form 8-K.

The information contained in this Item 7.01 Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events

On September 29, 2025, the Company announced that the FDA has recommended that the Company not submit a BLA based on the data from the IOB-013 clinical trial. As previously announced, in the IOB-013 trial treatment with Cylembio plus pembrolizumab improved progression free survival, but the results narrowly missed statistical significance. The Company plans to continue the dialogue with FDA to align on an efficient path to market for Cylembio, including the design of a potential additional registrational study for Cylembio. The Company also plans to discuss the data from the IOB-13 clinical trial with the European regulators and determine a path to approval in the EU.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	IO Biotech, Inc. Press Release, dated as of September 29, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IO BIOTECH, INC.

Date: September 29, 2025	By:	/s/ Mai-Britt Zocca, Ph.D.
	Name:	Mai-Britt Zocca, Ph.D.
	Title:	Chief Executive Officer